UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2007

Anixter International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5989	94-1658138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2301 Patriot Blvd, Glenview , Illinois		60026
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	224-521-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2007, Anixter International Inc. (the "Company") promoted Robert Eck to the newly created position of Executive Vice President - Chief Operating Officer. Attached hereto as Exhibit 99.1 is a copy of the Company’s press release, dated September 12, 2007, announcing Mr. Eck’s appointment and other organization changes, including the promotion of Dennis Letham from Senior Vice President - Finance to Executive Vice President - Finance.

Biographical and Other Information Regarding Mr. Eck and Mr. Letham

The following biographical and other information regarding Mr. Eck and his compensatory arrangements with the Company are provided pursuant to Item 502(c)of Form 8-K.

Mr. Eck, age 49, has been with the Company’s operating subsidiary, Anixter Inc., for 17 years in a variety of staff and commercial positions. His most recent position, held since 2004, was Executive Vice President - Enterprise Cabling and Security Solutions. In this role, Mr. Eck has overseen annual sales growth specific to this end market of approximately 16 percent, including significant growth from our initiative to develop our security products business. Previous key positions include Senior Vice President - Physical Security Products and Integrated Supply (2003) and Senior Vice President - Integrated Supply Solutions (2002).

In connnection with his appointment as Executive Vice President - Chief Operating Officer, Mr. Eck’s base salary was increased to $450,000 and his target bonus was increased to $400,000. In addition, Mr. Eck will receive, on October 1, 2007, a long-term stock incentive valued at $850,000. The long-term stock incentive value will be delivered 50% in employee stock options and 50% in restricted stock units based on the Company’s closing stock price on October 1, 2007.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Press Release, dated September 12, 2007, issued by Anixter International Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anixter International Inc.

September 13, 2007	By:	Dennis J. Letham

Name: Dennis J. Letham
Title: Executive Vice President - Finance

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 12, 2007, issued by Anixter International Inc.